EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


LONGVIEW FIBRE COMPANY
LONGVIEW, WASHINGTON

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14358) and the Registration Statement on Form S-8 (No. 33-37836) and the Registration Statement on Form S-8 (No. 33-56620) of Longview Fibre Company of our report dated December 8, 1997, which appears at Item 8 of Longview Fibre Company's Annual Report on Form 10-K.


\s\ Price Waterhouse LLP
Price Waterhouse LLP

Portland, Oregon
January 27, 1998

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